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                                JOSEPH A. DON ANGELO
                           Certified Public Accountant
                         22 Jericho Turnpike, Suite 100
                             Mineola, New York 11501


                  REPORT AND CONSENT OF INDEPENDENT ACCOUNTANT


To the Shareowners and Directors
              of
New Alternatives Fund, Inc.

With reference to the Registration Statement (Form N-lA) of New Alternatives Fund, Inc., I hereby consent to the use of my report dated February 25, 2003 for the period ending December 31, 2002 appearing in the Prospectus, constituting a part of such registration statement, when such report is accompanied by the financial statements referred to therein. I also consent to the reference to myself in the Prospectus.

The examination referred to in the above-mentioned report included an examination of the supporting statements of this Registration Statement and, in my opinion, such supporting statements presents fairly the information required to be set forth therein in conformity with generally accepted accounting principles.



                                            /S/_________________________________
                                               JOSEPH A. DON ANGELO, C.P.A.

Mineola, New York
February 20, 2003